                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                             NATIONAL WIRELESS HOLDINGS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

                        NATIONAL WIRELESS HOLDINGS INC.
                         249 ROYAL PALM WAY, SUITE 301
                           PALM BEACH, FLORIDA 33480

                                                                   June 21, 1999

To the Holders of Common Stock:

    The annual meeting of stockholders will be held at the offices of Junction Investors, Ltd., 84 State Street, Boston, Massachusetts at 11:00 a.m. (local time) on July 19, 1999. A formal Notice of the Annual Meeting, a proxy card and Proxy Statement are attached hereto.

    You are cordially invited to attend the annual meeting in person; if this should be impossible, we request that you sign, date, and mail your proxy card promptly.

    Prompt return of your voted proxy will reduce the cost of further mailings. You may revoke your voted proxy at any time prior to the meeting or vote in person if you attend the meeting.

    It is always a pleasure for me and the other members of the Board of Directors to meet with our stockholders. We look forward to greeting as many of you as possible at the meeting.

                                          Terrence S. Cassidy
                                          President and Chief Executive Officer

                        NATIONAL WIRELESS HOLDINGS INC.
                         249 ROYAL PALM WAY, SUITE 301
                           PALM BEACH, FLORIDA 33480
                            NOTICE OF ANNUAL MEETING
                                 JULY 19, 1999

To the Holders of Common Stock:

    NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of National Wireless Holdings Inc. will be held at 11:00 a.m. (local time) at the offices of Junction Investors, Ltd., 84 State Street, Boston, Massachusetts, on July 19, 1999, for the following purposes:

    (1) To elect two (2) directors of the Company, each to serve for a three-year term;

    (2) To ratify the appointment of PricewaterhouseCoopers L.L.P. as independent public accountants for the year 1999; and

    (3) To take action upon any other matters that may properly come before the meeting.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Company will admit to the Annual Meeting stockholders of record, persons holding proof of beneficial ownership or who have been granted proxies and any other person that the Company, in its sole discretion, may elect to admit. If you plan to attend the Annual Meeting, please check the appropriate box on your proxy card.

    Stockholders of record at the close of business on June 18, 1999 are entitled to notice of, and to vote at the Annual Meeting or any adjournment thereof. A list of such stockholders will be available at the Annual Meeting and during the ten days prior thereto, at the office of the Company's counsel, Hahn & Hessen LLP, 350 Fifth Avenue, in the City of New York, New York County, New York.

                                          By Order of the Board of Directors,
                                          James Kardon
                                          Secretary

New York, New York

June 21, 1999

    WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE.

    ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE DATE AND SIGN THE ENCLOSED PROXY. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                        NATIONAL WIRELESS HOLDINGS INC.
                         249 ROYAL PALM WAY, SUITE 301
                           PALM BEACH, FLORIDA 33480
                                PROXY STATEMENT

    The enclosed proxy is being solicited by the Board of Directors of the Company for use in connection with the annual meeting of stockholders to be held on July 19, 1999. This proxy statement and enclosed proxy are first being sent to stockholders on or about June 21, 1999. The mailing address of the principal executive office of the Company is 249 Royal Palm Way, Suite 301, Palm Beach, Florida 33480. The cost of preparing, printing and mailing the notice of meeting, proxy, proxy statement and annual report will be borne by the Company. Proxy solicitation other than by use of the mail may be made by regular employees of the Company by telephone and personal solicitation. Banks, brokerage houses, custodians, nominees and fiduciaries are being requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and may be reimbursed for their out-of-pocket expenses incurred in connection therewith. There are no anticipated costs in excess of those which are normally expended for a solicitation for an election of directors in the absence of a contest, and costs represented by salaries and wages of regular employees and officers. Any stockholder giving the enclosed proxy has the right to revoke it at any time before it is voted. To revoke a proxy, the stockholder must file with the Secretary of the Company either a written revocation or a duly executed proxy bearing a later date. If you decide to attend the meeting, you may revoke your proxy and vote your shares in person.

    The record of stockholders entitled to notice of, and to vote at, the annual meeting was taken at the close of business on June 18, 1999. At that date the Company had outstanding 3,283,000 shares of Common Stock ($.01 par value) of the Company ("Common Stock"). Each share of Common Stock is entitled to one vote. No other class of securities is entitled to vote at this meeting.

    The Proxies given pursuant to this solicitation will be voted at the meeting or any adjournment thereof. Abstentions and broker non-votes are voted neither "for" nor "against," and have no effect on the vote, but are counted in the determination of a quorum. The vote required for approval or election, as the case may be, is the affirmative vote of a majority of the required quorum.

                AVAILABLE INFORMATION AND SOURCES OF INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports and other information concerning the Company can be inspected and copied at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

    Statements contained in this Proxy Statement or in any document incorporated by reference in this Proxy Statement as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed or incorporated by reference as an exhibit to the registration statement or such other document, each such statement being qualified in all respects by such reference.

    No persons have been authorized to give any information or to make any representation other than those contained in this Proxy Statement in connection with the solicitations of proxies made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person. The delivery of this Proxy Statement shall not under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to its date.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table lists the number of shares of Common Stock beneficially owned by those known by the Company to own beneficially 5% or more of the Common Stock, all the directors, and nominees for election as directors, each executive officer listed in the table under the caption "Executive Compensation" and by all directors and executive officers of the Company as a group. On June 18, 1999, there were 3,283,000 shares of Common Stock outstanding.

                                                                                 PERCENT
                                                       AMOUNT AND NATURE OF        OF
NAME AND ADDRESS                                       BENEFICIAL OWNERSHIP       CLASS
--------------------------------------------------     --------------------      -------

Terrence S. Cassidy...............................           492,333(1)            14.8%
249 Royal Palm Way, Suite 301
Palm Beach, Florida 33480

Thomas R. DiBenedetto.............................            38,000(2)             1.2%
249 Royal Palm Way, Suite 301
Palm Beach, Florida 33480

Louis B. Lloyd....................................            10,000                  *
156 W. 56th Street
New York, New York 10019

Michael A. McManus, Jr............................            13,000                  *
241-02 Northern Blvd.
Douglastown, New York 11362

Michael J. Specchio...............................           266,333(3)             8.0%
233 Garrard Drive
Rantoul, Illinois 61866

Timothy Mathews...................................            50,140(4)             1.5%
233 North Garrard
Rantoul, Illinois 61866

Paul Sinderbrand..................................            50,966                1.6%
2300 N Street NW, Suite 700
Washington, DC 20037-1128

All officers and directors as a group (seven                 930,772(1)(2)(3)(4)   27.4%
  persons)........................................

Astoria Capital Partners, L.P.....................           287,000                8.7%
6600 SW 92(nd) Avenue, Suite 370
Portland, Oregon 97223

Avenir Corporation................................           175,200(5)             5.3%
1725 K Street, NW Suite 410
Washington, D.C. 20006

Donaldson, Lufkin & Jenrette Securities                      195,175(6)             5.9%
  Corporation.....................................
(a subsidiary of The Equitable Companies
  Incorporated
1290 Avenue of the Americas
New York, New York 10104)

                                                                                 PERCENT
                                                       AMOUNT AND NATURE OF        OF
NAME AND ADDRESS                                       BENEFICIAL OWNERSHIP       CLASS
--------------------------------------------------     --------------------      -------
Nicholas Applegate Capital Management.............           168,100(7)             5.1%
600 West Broadway, 29(th) Floor
San Diego, California 92101

Wellington Management Company LLP.................           251,000(8)             7.6%
75 State Street
Boston, Massachusetts 02109

    The number of shares beneficially owned is deemed to include shares of the Company's Common Stock as to which the beneficial owner has or shares either investment or voting power. Unless otherwise stated, and except for voting powers held jointly with a person's spouse, the persons and entities named in the table have voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. All information with respect to beneficial ownership is based on filings made by the respective beneficial owners with the Securities and Exchange Commission (the "SEC") or information provided to the Company by such beneficial owners.

------------------------

*   Less than 1%.

(1) Includes 33,333 shares currently issuable upon exercise of an option, and 50,000 shares owned by a family trust, of which Mr. Cassidy disclaims beneficial ownership of 25,000 shares.

(2) Includes 9,000 shares owned by Boston International Partners, L.P. ("BIPLP"), of which Mr. DiBenedetto is General Partner and in which he has an approximate 56% partnership interest, and 9,000 shares owned by Boston International Partners, LP--II, ("BIPLP-II") which is managed by an affiliate of Mr. DiBenedetto and in which he has an approximate 7% partnership interest. Mr. DiBenedetto's children own an additional 5% of BIPLP, of which Mr. DiBenedetto disclaims beneficial ownership.

(3) Includes 33,333 shares currently issuable upon exercise of an option, and 50,000 shares owned by a family trust, of which Mr. Specchio disclaims beneficial ownership.

(4) Includes 50,000 shares currently issuable upon the exercise of options.

(5) Includes 175,200 shares which Avenir Corporation ("AC") has the sole power to vote or to direct the vote and sole dispositive power as reported on its most recent Schedule 13G.

(6) Includes 127,450 shares which Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") has sole power to vote or to direct the vote and 67,725 shares which DLJ has shared dispositive power. DLJ is a subsidiary of The Equitable Companies Incorporated, of which a majority interest is beneficially owned by AXA (formerly AXA-UAP), which is controlled by a group consisting of AXA Conseil Vie Assurance Mutuelle (formerly Alpha Assurances Vie Mutuelle), AXA Assurances I.A.R.D Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle, as reported on their most recent
    Schedule 13G.

(7) Includes 168,100 shares which Nicholas Applegate Capital Management ("NACM") has sole power to vote or to direct the vote and sole dispositive power, as reported on its most recent Schedule 13G.

(8) Includes 33,000 shares which Wellington Management Company, LLP ("WMC") has shared power to vote or to direct the vote and shared dispositive power, as reported on its most recent Schedule 13G.

OPTION GRANTS

    No stock option grants were made during the fiscal year ended October 31, 1998.

PROPOSAL 1

                             ELECTION OF DIRECTORS

    The directors of the Company are divided into three classes, with directors in each class serving three-year staggered terms. There are currently five directors, consisting of two directors who are serving for a term which expires at this Annual Meeting, two directors who are serving for a term which expires at the Annual Meeting of Stockholders in 2000, and one director who is serving for a term which expires at the Annual Meeting of Stockholders in 2001.

    The Board of Directors has nominated Michael J. Specchio and Michael A. McManus, Jr. to serve as directors of the Company until the Annual Meeting of Stockholders in 2002 or until their respective successors are duly elected and qualified.

    Each nominee has consented to be a nominee and to serve as a director if elected. Except as otherwise directed on the proxy card, the persons named as proxies will vote for the election of each designated nominee. In the event that a nominee should become unavailable for election as a director, the persons named as proxies will vote for any substitute nominee as the Board of Directors may select.

    Set forth below is biographical information for Michael J. Specchio and Michael A. McManus, Jr., and each person whose term of office as director will continue after the Annual Meeting.

    Information concerning the current directors and executive officers of the Company is set forth as follows:

NAME                                     AGE                                     POSITION
-----------------------------------      ---      ----------------------------------------------------------------------
Terrence S. Cassidy................          56   President, Chief Executive Officer and Director
Michael J. Specchio................          52   Chairman and Director
Paul J. Sinderbrand................          45   Executive Vice President and General Counsel
Timothy A. Mathews.................          36   Executive Vice President--Technology
Thomas R. DiBenedetto..............          49   Director
Louis B. Lloyd.....................          56   Director
Michael A. McManus, Jr.............          56   Director

NOMINEES FOR CLASS II DIRECTORS TO SERVE A THREE-YEAR TERM:

MICHAEL J. SPECCHIO                   Director Since 1993                           Age: 52

    Chairman. Mr. Specchio has been Chairman and a director of the Company since September 1993. He has over 19 years of senior executive experience in the hardwire cable, private cable and wireless cable industries. He was active in the founding of the Wireless Cable Association and currently serves as a member of its Board of Directors. Prior to 1995, for more than five years, Mr. Specchio served as Chief Executive Officer of various of the predecessors of Preferred Entertainment (now a subsidiary of Peoples Choice TV), all engaged in the development of private wireless cable businesses. From 1992 until May 1994, Mr. Specchio was Chairman of Preferred Entertainment and, from August 1993 to January 1995, a director of Preferred Entertainment.

MICHAEL A. MCMANUS, JR.               Director Since 1994                           Age: 56

    Mr. McManus has been a director of the Company since October 1994. He has been President and CEO of Misonix Inc., a medical device company, since November, 1998. He was President and Chief Executive Officer of New York Bancorp Inc. ("NYBI") from 1991 to 1998, a director of NYBI from 1990 to 1998 and a director and Vice Chairman of Home Federal Savings Bank, NYBI's subsidiary, from 1991 to 1998. He is also a director of Document Imaging System Corp. and Novavax Inc. He has served in numerous government capacities, including Assistant to the President of the United States from 1982 to 1985 and as Special Assistant to the Secretary of Commerce during the Ford Administration.

INCUMBENT CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL
  MEETING:

TERRENCE S. CASSIDY                   Director Since 1993                           Age: 56

    President and Chief Executive Officer. Mr. Cassidy has been President, Chief Executive Officer and a director of the Company since its incorporation in August 1993. He has been an independent financial consultant since 1988. Prior to 1988, he served as a Vice President and principal of Allen & Company Incorporated, an investment banking firm, for 15 years with a concentration in communications. Prior to 1973, he served as co-director of research at Shields & Company, a brokerage firm. Mr. Cassidy was a director of Preferred Entertainment, Inc. ("Preferred Entertainment"), an operator of a wireless cable system in Chicago, from August 1993 to January 1995. Mr. Cassidy is a director of Absolute Bank, a Republic of Georgia bank.

THOMAS R. DIBENEDETTO                 Director Since 1993                           Age: 49

    Mr. DiBenedetto has been a director of the Company since October 1993. Since 1992, he has been President of Junction Investors, Ltd., an investment banking firm based in Boston, Massachusetts. From 1989 until April 1993, he was Chairman of Sioux Falls Cellular Communications, Inc. and, from 1989 to February 1993, Chairman of Oklahoma Cellular, Inc., both cellular telephone companies. From 1982 to 1992, he was President of Boston International Group Securities Corporation, a broker-dealer. He has been, since 1985, a director of Alexanders, Inc., a retailing and real estate company which emerged from bankruptcy in 1994 pursuant to a plan of reorganization which provides for full payment to all creditors. He is also a director of Showscan Corporation, a multi-media entertainment company, and Absolute Bank, a Republic of Georgia bank.

INCUMBENT CLASS I DIRECTOR CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING:

LOUIS B. LLOYD                        Director Since 1993                           Age: 56

    Mr. Lloyd has been a director of the Company since October 1993. Since December 1994 he has been Vice Chairman of Absolute Bank, a Republic of Georgia bank. Since April 1996, he has been President of Belfinance Securities, Inc., a broker-dealer. He was President and Chief Executive Officer of Republic New York Securities Corporation, a brokerage firm subsidiary of Republic New York Corporation, from 1991 to 1994. For more than five years prior to joining Republic, Mr. Lloyd was a Senior Executive Vice President of Shearson Lehman Brothers in its Worldwide Institutional Equity Trading and Sales Departments. Since 1992 he has been Chairman of Antigua Enterprises, an apparel company.

STOCKHOLDER VOTE REQUIRED FOR PROPOSAL 1 AND BOARD RECOMMENDATION:

    The election of the foregoing nominees for director requires the affirmative vote of the holders of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE FOREGOING NOMINEES.

                       EXECUTIVE OFFICERS OF THE COMPANY

    The current Executive Officers of the Company are set forth below, excluding Messrs. Cassidy and Specchio whose biographies are set forth above.

PAUL J. SINDERBRAND                                                      Age: 45

    EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL. Mr. Sinderbrand has been Executive Vice President and General Counsel of the Company since September 1993. He is a partner of Wilkinson, Barker, Knauer & Quinn, a Washington, D.C. law firm, where he concentrates on communications law and represents a variety of wireless communications providers. Prior to 1995, Mr. Sinderbrand was a partner at Sinderbrand & Alexander, a Washington, D.C. law firm. During his 20 years as a practicing attorney he has participated in major regulatory proceedings involving wireless cable television and drafted many regulations which now govern the industry, including the proposal pursuant to which the FCC established wireless cable television.

TIMOTHY A. MATHEWS                                                       Age: 36

    EXECUTIVE VICE PRESIDENT--TECHNOLOGY. Mr. Mathews has served as the Company's Executive Vice President--Technology since September 1995. For more than seven years prior to that time, he served in a variety of managerial capacities for other pay television companies, including in construction, technical, supervisory, contractor, marketing and installation capacities. From August 1993 to August 1994, he was Vice President of Operations of Preferred Entertainment.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's officers and directors to file initial reports of ownership and reports of changes in ownership with the "SEC" and each exchange on which its securities are traded. Officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, all requisite filings were made in 1998.

BOARD OF DIRECTORS AND COMMITTEES

MEETINGS AND ATTENDANCE

    During fiscal year ended October 31, 1998, there were three meetings of the Board of Directors and all directors attended such meetings.

    The two standing Committees of the Board of Directors are the Audit Committee and the Option Committee.

AUDIT COMMITTEE

    The members of this Committee are Messrs. DiBenedetto and Lloyd. The Committee had one meeting in 1998 to review the 1997 audit. The Audit Committee's function is to evaluate the adequacy of the Company's internal accounting controls, review the scope of the audit by PricewaterhouseCoopers L.L.P. and related matters pertaining to the examination of the financial statements, review the nature and extent of any non-audit services provided by the Company's independent accountants and make recommendations to the Board of Directors with respect to the foregoing matters as well as with respect to the appointment of the Company's independent accountants.

OPTION COMMITTEE

    The members of this Committee are Messrs. Lloyd and McManus. The Option Committee had one meeting during 1998. The Option Committee administers the Company's 1993 Stock Option Plan and the 1997 Equity Incentive Plan. The Option Committee is generally empowered to interpret the 1993 Stock Option Plan and the 1997 Equity Incentive Plan, to prescribe rules and regulations relating thereto, to determine the terms of the option agreements, to amend them with the consent of the optionee, to determine the employees to whom options are to be granted, and to determine the number of shares subject to each option and the exercise price thereof.

REMUNERATION OF DIRECTORS AND RELATED MATTERS

    Each member of the Board of Directors, other than any employee-director (Messrs. Cassidy and Specchio are the only such employee-directors), receives an annual fee of $5,000 and $500 per meeting attended.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Paul Sinderbrand, Executive Vice President and General Counsel of the Company, is a partner of Wilkinson, Barker, Knauer & Quinn, special counsel to the Company on matters related to communications law. Mr. Sinderbrand owns 80,000 shares of Common Stock of the Company. The Company paid Wilkinson, Barker, Knauer & Quinn, of which Mr. Sinderbrand is a partner, approximately $18,025 for services rendered to the Company in fiscal 1998.

    All current transactions between the Company, and its officers, directors and principal stockholders or any affiliates thereof are, and in the future such transactions will be, on terms no less favorable to the Company than could be obtained from unaffiliated third-parties.

EXECUTIVE COMPENSATION

    The following table sets forth information as to compensation paid by the Company and its subsidiaries for the fiscal years ended October 31, 1996, 1997 and 1998 to each of the directors and executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                                        (E)
                                                                                     LONG TERM
                                                                                COMPENSATION AWARDS            (F)
(A)                                              (B)        (C)        (D)     SECURITIES UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION                     YEAR     SALARY($)  BONUS($)        OPTIONS(#)           COMPENSATION($)
--------------------------------------------  ---------  ---------  ---------  ---------------------  ---------------------

Terrence S. Cassidy, President and Chief
  Executive Officer.........................       1998    220,000         --               --                     --
                                                   1997    220,000    200,000           50,000                     --
                                                   1996    220,000         --               --                     --

Michael J. Specchio, Chairman...............      1998*    180,000         --               --                     --
                                                  1997*    180,000    200,000           50,000                     --
                                                   1996    180,000         --               --                     --

Timothy Mathews, Executive Vice
  President--Technology.....................       1998    120,000         --               --                     --
                                                   1997    120,000         --               --                     --
                                                   1996    120,000         --               --                     --

------------------------

*   Paid to MJS Inc., an affiliate of Mr. Specchio.

EMPLOYMENT CONTRACTS AND OTHER ARRANGEMENTS WITH EXECUTIVE OFFICERS

    Pursuant to an employment agreement, dated September 27, 1993, Terrence S. Cassidy is employed full-time at an annual salary of $220,000. On December 12, 1996, the Company entered into a Severance Benefit Agreement with Mr. Cassidy. The agreement extends the term of his employment to September 2001, and provides that in the event of a change in control of the Company, Mr. Cassidy may in certain circumstances terminate his employment and receive severance benefit pay equal to three times such executive's annual compensation, including certain bonuses, if any.

    Pursuant to a consulting agreement dated May 28, 1997 and expiring in September 2001, between the Company and Michael J. Specchio, Inc. ("MJS Inc."), a corporation which is affiliated with and employs Michael J. Specchio, MJS Inc. is obliged to provide consulting services to the Company, including substantially full-time services to be rendered by Mr. Specchio for an annual fee of $180,000. The agreement, which terminates in the event of the death or incapacity of Mr. Specchio, also provides that in the event of a change in control of the Company, MJS Inc. may in certain circumstances terminate the consulting agreement and receive severance benefit pay equal to three times the annual compensation under the consulting agreement, including certain bonuses, if any. Prior to May 18, 1997, Mr. Specchio was employed full-time by the Company as an individual on substantially the same terms as provided in the consulting agreement.

    Pursuant to these agreements, each of Messrs. Cassidy and Specchio have agreed not to compete with the Company during the term of his agreement and for a period of one year thereafter, and the Company has agreed to indemnify each of them against expenses incurred in any proceeding arising out of their employment to the maximum extent provided by law.

REPORT OF BOARD OF DIRECTORS REGARDING COMPENSATION

    The principal goal of the Company's compensation program is to help the Company attract, motivate and retain the executive talent required to develop and achieve the Company's strategic and operating goals with a view to maximizing stockholder value. The key elements of this program and the objectives of each element are as follows:

    BASE SALARY:

    - Establish base salaries that are competitive with those payable to executives holding comparable positions at similar-sized wireless cable companies.

    - Provide periodic base salary increases as appropriate, consistent with the Company's overall operating and financial performance, with a view to rewarding successful individual performance and keeping pace with competitive practices.

    LONG-TERM INCENTIVE:

    - Facilitate the alignment of executives' interests with those of the Company's shareholders by providing opportunities for meaningful stock ownership.

    OPTION GRANTS:

    - Executive officers are eligible to receive option grants, cash bonuses and increases in salary based upon the performance of the Company and their individual progress during the preceding year. Such grants, if any, are determined by the Board of Directors from time to time during each fiscal year with the input and recommendation of the Company's Chief Executive Officer. Although the Board does not have an established policy for measuring performance and establishing salary, bonuses and option grants, the Board is influenced by the Company's financial performance and the contributions made by individual executives to that performance. The Board of Directors believes that such a retrospective analysis is most appropriate and practicable for an acquisition-oriented company specializing in development-stage enterprises like the Company, which operates in an uncertain environment and without the same sorts of standard measures of performance as are available to more seasoned companies. In addition, options may be granted to attract new executives or directors. The Company does not consider the amount and terms of options and stock already held by executive officers in its deliberations to determine awards.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER AND CHAIRMAN:

    - The base salary of the Chief Executive Officer and the annual base fee of MJS Inc., which provides the Chairman's services, are determined according to the same principles described above as applicable to compensation of the Company's other executive officers. When determining base salaries, the Board of Directors considers salary, bonus and long-term incentive compensation for other comparable companies in the high technology sector, in similar geographic areas and at similar stages of growth and development, as reported in public filings of such comparable companies. The Board of Directors also has discussions with other industry executives and financial advisors. The Chief Executive Officer and the Chairman each have a great deal of experience in acquiring and building emerging companies, and the Board views their leadership as a critical factor in the successes the Company has achieved to date and as very important to realization of the Company's near-term goals.

    SUMMARY OF ACTIONS TAKEN

    - Generally once a year, and at more frequent periodic intervals when deemed necessary in individual cases, the Board of Directors reviews the performance of the Company's executive officers. The Board of Directors took no action concerning the performance of its executive officers, including Messrs. Cassidy and Specchio, in 1998.

    BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION:

    - The Board of Directors consists of Messrs. Cassidy, Specchio, DiBenedetto, Lloyd and McManus, of which Messrs. Cassidy and Specchio are employees of the Company. Messrs. DiBenedetto, Lloyd and McManus participated in all deliberations of the Company's Board of Directors concerning executive officer compensation. There are no interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers or Board members of such other entities, except that Messrs. Cassidy, DiBenedetto and Lloyd are directors of Absolute Bank, of which Mr. Lloyd is Vice Chairman.

PERFORMANCE GRAPH

    The following graph provides a comparison of the Company's cumulative total stockholder return on its Common Stock since the Company's initial public offering in March 1994, with (a) the Nasdaq Market Index, which is being used as the required broad entity market index and (b) the total return on a selected peer group within Industry Group 725, the "Cable and Television Systems" category for which data is compiled by Media General Financial Services, Inc. ("Peer Group").

    The graph below is based on stockholder return, that is, the sum of the dividends paid and the change in the market price of stock. The following graph assumes $100 invested on March 9, 1994 (the date of inception of trading of the Company's Common Stock) in the Company's Common Stock, the NASDAQ Composite Index and the Peer Group. A $1.30 cash dividend was declared on the Company's Common Stock in 1997. The comparisons in the graph are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              NATIONAL WIRELESS HOLDINGS
                         INC.                PEER GROUP    BROAD MARKET
9-Mar-94                            100.00        100.00          100.00
1994                                 62.00         93.83          101.09
1995                                108.00         99.99          119.91
1996                                118.00         73.69          140.82
1997                                119.53        101.43          184.55
1998                                123.88        169.31          208.68

COMPARISON OF CUMULATIVE TOTAL RETURN OF COMPANY, INDUSTRY INDEX AND BROAD
  MARKET

                                                                                 FISCAL YEAR ENDING OCTOBER 31:
                                                           MARCH 9    -----------------------------------------------------
COMPANY                                                     1994        1994       1995       1996       1997       1998
-------------------------------------------------------  -----------  ---------  ---------  ---------  ---------  ---------
National Wireless Holdings Inc.........................      100.00       62.00     108.00     118.00     119.53     123.88
Peer Group.............................................      100.00       93.83      99.99      73.69     101.43     169.31
Broad Market...........................................      100.00      101.09     119.91     140.82     184.55     208.68

PROPOSAL 2

            RATIFICATION OF THE COMPANY'S SELECTION OF ITS AUDITORS

    The Board of Directors recommends to the stockholders that they ratify the selection of PricewaterhouseCoopers L.L.P., independent auditors and successor by merger with Coopers & Lybrand L.L.P., to audit the accounts of the Company for fiscal year 1999. Coopers & Lybrand L.L.P. served as the Company's auditors for fiscal year 1998. If the stockholders do not ratify this selection, the Board of Directors will reconsider its selection of PricewaterhouseCoopers L.L.P. and may appoint new auditors upon recommendation of the Audit Committee.

    A representative of PricewaterhouseCoopers L.L.P. will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

                                 OTHER MATTERS

    Management does not know of any business to be transacted at the meeting other than as indicated herein. However, certain stockholders may present topics for discussion from the floor. Should any such matter properly come before the meeting for a vote, the persons designated as proxies will vote thereon in accordance with their best judgment.

    You are urged to sign, date and return the enclosed proxy in the prepaid envelope provided for such purpose. It is hoped that registered stockholders will give us advance notice of their plans by marking the box provided on the proxy card.

    If you will need special assistance at the Annual Meeting because of a disability or if you require directions to the Meeting, please contact James Kardon, the Secretary of the Company, at (212) 736-1000.

    DEADLINE FOR SUBMITTING PROPOSALS FOR NEXT YEAR'S MEETING. Stockholders who intend to present proposals in connection with the Company's 2000 Annual Meeting of Stockholders must submit their proposals to the Corporate Secretary of the Company on or before October 31, 1999.

                                          James Kardon
                                          SECRETARY

New York, New York

June 21, 1999

     PROXY

                          NATIONAL WIRELESS HOLDINGS INC.

                                     PROXY CARD

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 19, 1999

    The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of National Wireless Holdings Inc. (the "Company") to be held on July 19, 1999 and the Proxy Statement in connection therewith, each dated June 21, 1999; (b) appoints Terrence S. Cassidy and Michael J. Specchio as Proxies, or any of them, each with the power to appoint a substitute; (c) authorizes the Proxies to represent and vote, as designated hereon, all the shares of Common Stock of the Company, held of record by the undersigned on June 18, 1999, at such Annual Meeting and at any adjournment(s) thereof; and (d) revokes any proxies heretofore given.

                                                                                                                        SEE REVERSE
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE                                    SIDE.

1. Election of Directors                  / / FOR nominees listed below             / / WITHHOLD AUTHORITY
                                          (except as marked to the contrary)        to vote for nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual, strike a line through the nominee's name in the list below.)

CLASS II DIRECTORS:  Michael J. Specchio  Michael A. McManus, Jr.

2. Ratification of PricewaterhouseCoopers L.L.P. as the Company's independent auditors

             / / FOR             / / AGAINST             / / ABSTAIN

THIS PROXY WILL BE VOTED as directed, or, if no contrary direction is indicated, will be voted FOR the election of director, and FOR the ratification of PricewaterhouseCoopers L.L.P. as independent auditors and as said proxies deem advisable on such other matters as may properly come before the meeting.
                                             SIGNATURE(S) ______________________
                                             SIGNATURE(S) ______________________

                                             NOTE: Please sign exactly as name
                                                   appears hereon. Joint owners
                                                   should each sign. When
                                                   signing as attorney,
                                                   executor, administrator,
                                                   trustee or guardian, please
                                                   give full title as such.
                                             DATE ______________________________